SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 20, 2015

TRUETT-HURST, INC.

______________

(Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA 95448

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431-4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

At the 2015 Annual Meeting held on November 20, 2015 (the “2015 Annual Meeting”), the stockholders of the Truett-Hurst, Inc. (the “Company”) elected Paul J Weber as a Class III director to serve until the 2018 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Mr. Weber was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and has been elected to serve as Chairman on the Audit Committee and a member Compensation Committee of the Board of Directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting, the stockholders considered three proposals, each of which is described in more detail in the Company's definitive proxy statement for the 2015 Annual Meeting filed with the Securities and Exchange Commission on November 10, 2015.  The matters voted upon at the 2015 Annual Meeting and the final results of the votes were as follows:

Proposal 1 – Re-election of one Class III Directors:

The following Class III Director was re-elected to hold office for a term expiring at time of the Company’s 2018 annual meeting of stockholders. The final voting results are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-votes
John D Fruth	4,153,250	24,519	1,087,707

Proposal 2 – Election of one Class III Director:

The following nominee for Class III Director was elected to hold office for a term expiring at the time of the Company’s 2018 annual meeting of stockholders. The final voting results are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Paul J Weber	4,007,600	16,959	1,240,917

Proposal 3 - Ratification of Independent Registered Public Accounting Firm:

The appointment of Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 was ratified. The final voting results are set forth below:

Votes For	Votes Against	Votes Abstain
5,238,622	21,612	5,242

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/Paul Forgue	Date: November 23, 2015
Paul Forgue
CFO/COO